SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

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Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

The Goldman Sachs Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement)

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THE GOLDMAN SACHS GROUP, INC.
85 Broad Street
New York, New York 10004

February 22, 2001

Dear Shareholder:

      You are cordially invited to attend the 2001 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. We will hold the meeting on Friday, April 6, 2001 at 9:30 a.m., New York City time, at our offices located at 32 Old Slip, New York, New York 10005. We hope that you will be able to attend.

      Enclosed you will find a notice setting forth the business expected to come before the meeting, the Proxy Statement, a form of proxy and a copy of our 2000 Annual Report. At this year’s meeting, the agenda includes the election of one class of directors, a proposal to ratify the appointment of our independent auditors and one shareholder proposal. Our Board of Directors recommends that you vote FOR the election of directors and ratification of the appointment of our independent auditors and AGAINST the shareholder proposal.

      Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please complete, sign, date and promptly return the proxy in the self-addressed envelope that we have included for your convenience. No postage is required if it is mailed in the United States. Alternatively, you may wish to submit your proxy by touch-tone phone or the Internet as indicated on the proxy. Submitting the proxy before the Annual Meeting will not preclude you from voting in person at the Annual Meeting should you decide to attend.

Sincerely,

Henry M. Paulson, Jr.
Chairman and Chief Executive Officer

THE GOLDMAN SACHS GROUP, INC.

85 Broad Street
New York, New York 10004

Notice of 2001 Annual Meeting of Shareholders

February 22, 2001

      The 2001 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. will be held at our offices located at 32 Old Slip, New York, New York 10005, on Friday, April 6, 2001 at 9:30 a.m., New York City time, for the following purposes:

      1.  To elect to our Board of Directors for three-year terms one class of directors, consisting of two directors;

      2.  To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the 2001 fiscal year;

      3.  To consider one shareholder proposal, if properly presented by the shareholder proponent; and

      4.  To transact such other business as may properly come before the Annual Meeting.

      The record date for the determination of the shareholders entitled to vote at the Annual Meeting, or any adjournments or postponements thereof, was the close of business on February 5, 2001. A list of these shareholders will be available for inspection during ordinary business hours at our offices, 85 Broad Street, New York, New York 10004, from March 27 to the date of our Annual Meeting. The list will also be available for inspection at the Annual Meeting. Additional information regarding the matters to be acted on at the Annual Meeting can be found in the accompanying Proxy Statement.

By Order of the Board of Directors,

James B. McHugh
Assistant Secretary

New York, New York

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE

ENCLOSED ENVELOPE OR SUBMIT YOUR PROXY
BY PHONE OR THE INTERNET

THE GOLDMAN SACHS GROUP, INC.

85 Broad Street
New York, New York 10004

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

April 6, 2001

INTRODUCTION

      This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of The Goldman Sachs Group, Inc., a Delaware corporation (“Goldman Sachs”, “we” or “our”), to be used at our 2001 Annual Meeting of Shareholders on Friday, April 6, 2001 at 9:30 a.m., New York City time, and at any adjournments or postponements of the Annual Meeting. The approximate date on which this Proxy Statement and the accompanying form of proxy are first being sent to shareholders is February 22, 2001.

      Holders of our common stock, par value $0.01 per share (the “Common Stock”), as of the close of business on February 5, 2001 will be entitled to vote at the Annual Meeting. On that date, there were 481,577,437 shares of Common Stock outstanding, each of which is entitled to one vote for each matter to be voted on at the Annual Meeting, held by 1,917 shareholders of record.

      If you properly cast your vote by either executing and returning the enclosed proxy card or by voting your proxy electronically or telephonically and your vote is not subsequently revoked, your vote will be voted in accordance with your instructions. If you execute the enclosed proxy card but do not give instructions, your proxy will be voted as follows: FOR the election of the nominees for directors named below, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending November 30, 2001, AGAINST the shareholder proposal described in this Proxy Statement and otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the Annual Meeting.

      A shareholder executing a proxy may revoke it at any time before it is exercised by giving written notice revoking the proxy to our Secretary, by subsequently filing another proxy bearing a later date or by attending the Annual Meeting and voting in person. A vote through the Internet or by telephone may also be revoked by executing a later-dated proxy or by subsequently voting through the Internet or by telephone. Attending the Annual Meeting will not automatically revoke your proxy or your prior Internet or telephone vote.

      Please note that if you hold shares in “street name” (that is, through a bank, broker or other nominee) and would like to attend the Annual Meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of Common Stock as of the close of business on February 5, 2001, the record date for voting. Alternatively, in order to vote, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Annual Meeting.

Quorum and Voting Requirements

      The holders of a majority of the outstanding shares of Common Stock on February 5, 2001, present in person or represented by proxy and entitled to vote, will constitute a quorum for the transaction of business at the Annual Meeting.

      The election of directors requires a plurality of the votes cast for the election of directors; accordingly, the two directorships to be filled at the Annual Meeting will be filled by the two nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees; votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

      The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP. The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the shareholder proposal. In accordance with Delaware law, only votes cast “for” a matter constitute affirmative votes. Votes of “withheld” or abstentions from voting are counted for quorum purposes but, since they will not be votes cast “for” the particular matter, they will have the same effect as negative votes or votes “against” that matter.

      Under the rules of the National Association of Securities Dealers, Inc., member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange, Inc. (“NYSE”), a member broker who holds shares in street name for customers has the authority to vote on certain items if it has transmitted proxy soliciting materials to the beneficial owner but has not received instructions from that owner. NYSE rules permit member brokers (other than Goldman, Sachs & Co. (“GS&Co.”)) who do not receive instructions to vote on the proposals presented in this Proxy Statement, other than the shareholder proposal. Under NYSE rules, a shareholder proposal is a “non-discretionary” item, which means that NYSE member brokers, including GS&Co., who have not received instructions from the beneficial owners of Common Stock do not have discretion to vote the shares of Common Stock held by those beneficial owners on the shareholder proposal. Because the votes of a majority of the outstanding shares of Common Stock are necessary to approve the shareholder proposal, any such broker non-vote will have the effect of a vote against the proposal. With respect to the election of directors and ratification of the appointment of the independent auditors, it is NYSE policy that, due to GS&Co.’s relationship with Goldman Sachs, if GS&Co. does not receive voting instructions regarding shares held by it in street name for its customers, it is entitled to vote these shares only in the same proportion as the shares represented by votes cast by all shareholders of record with respect to each such proposal.

Expenses of Solicitation

      We will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers or employees of Goldman Sachs or its affiliates telephonically, electronically or by other means of communication and by Georgeson & Company Inc. (“Georgeson”), whom we have hired to assist in the solicitation and distribution of proxies. Directors, officers and employees will receive no additional compensation for such solicitation, and Georgeson will receive a fee of $6,500 for its services. We will reimburse brokers, including GS&Co., and other nominees for costs incurred by them in mailing proxy materials to beneficial holders in accordance with applicable rules.

Annual Report

      A copy of our 2000 Annual Report is enclosed. You may also obtain a copy without charge by writing to:  The Goldman Sachs Group, Inc., 10 Hanover Square, New York, New York 10005, Attn:  Investor Relations. Our 2000 Annual Report and 2000 Form 10-K are also available through our website at http://www.gs.com. Our Annual Report and Form 10-K are not proxy soliciting materials.

Voting Arrangements

      Shareholders’ Agreement. The following are parties to our Shareholders’ Agreement: the profit participating limited partners (each, a “PLP”) in our predecessor, The Goldman Sachs Group, L.P. (“Group LP”), other than Sumitomo Bank Capital Markets, Inc. and Kamehameha Activities Association; our current managing directors; certain estate planning and other wholly-owned entities formed by the foregoing persons; and the former spouses of certain of the foregoing persons. The Shareholders’ Agreement, among other things, restricts voting of the shares covered by the Shareholders’ Agreement as well as the disposition of those shares. Generally, all shares of Common Stock that are owned by a party to the Shareholders’ Agreement and that were acquired from Goldman Sachs and not purchased in the open market are covered by the Shareholders’ Agreement, except that shares acquired in any underwritten public offering or pursuant to The Goldman Sachs Employees’ Profit Sharing Retirement Income Plan are excluded. The shareholders’ committee under the Shareholders’ Agreement (the “Shareholders’ Committee”) administers the Shareholders’ Agreement. The Shareholders’ Committee may, under certain circumstances, waive the voting provisions and transfer restrictions of the Shareholders’ Agreement.

      Prior to any vote of the shareholders of Goldman Sachs, the Shareholders’ Agreement requires a separate, preliminary vote of the “Voting Interests” (as defined below) on each matter upon which a vote of the shareholders is proposed to be taken. Each share subject to the Shareholders’ Agreement will be voted at the Annual Meeting in accordance with the majority of the votes cast by the Voting Interests in the preliminary vote. In elections of directors, each share subject to the Shareholders’ Agreement will be voted in favor of the election of those persons, equal in number to the number of such positions to be filled, receiving the highest numbers of votes cast by the Voting Interests in the preliminary vote. “Voting Interests” means all shares subject to the Shareholders’ Agreement held by all of our current managing directors, including shares held through wholly-owned entities formed by our current managing directors and through our Defined Contribution Plan Trust (the “DCP Trust”), but not including shares held by certain estate planning vehicles.

      If you are a party to the Shareholders’ Agreement, you previously gave an irrevocable proxy to the Shareholders’ Committee to vote at the Annual Meeting your Common Stock that is subject to the Agreement and you directed that the proxy be voted in accordance with the preliminary vote. You also authorized the holder of the proxy to vote on other matters that come before the Annual Meeting as the holder sees fit in his or her discretion in a manner that is not inconsistent with the preliminary vote or that does not frustrate the intent of the preliminary vote.

      As of February 5, 2001, there were 262,249,142 shares of Common Stock subject to the Shareholders’ Agreement. This amount, which includes shares held in the DCP Trust for the account of parties to the Shareholders’ Agreement, represents 54.5% of the shares of Common Stock entitled to vote at the Annual Meeting. The preliminary vote with respect to these shares will be concluded on or about March 28, 2001.

      The Shareholders’ Agreement will continue in effect until the earlier of January 1, 2050 and the time it is terminated by the vote of 66 2/3% of the outstanding Voting Interests.

      Defined Contribution Plan Trust. At the closing of our initial public offering, we made a contribution of Common Stock to the DCP Trust, and we have subsequently made additional contributions of Common Stock to the DCP Trust. As of February 5, 2001, the DCP Trust held 12,667,266 shares of Common Stock entitled to vote at the Annual Meeting. Substantially all shares of Common Stock held by the DCP Trust on that date are held in participant accounts that are beneficially owned by persons who are parties to the Shareholders’ Agreement. As a result, those shares of Common Stock are subject to the voting requirements of the Shareholders’ Agreement and the trustee of the DCP Trust will vote those shares in accordance with the outcome of the preliminary vote described above. Unallocated shares held in the DCP Trust (approximately 55,000 as of February 5, 2001) are voted in the same proportion as the allocated shares held in the DCP Trust are voted.

      Voting Agreements. Sumitomo Bank Capital Markets, Inc. and Kamehameha Activities Association are each a party to separate voting agreements with The Goldman Sachs Group, Inc. Pursuant to these agreements, Sumitomo Bank Capital Markets, Inc. and Kamehameha Activities Association have agreed to vote their shares of Common Stock in the same manner as a majority of the shares of Common Stock held by the managing directors of Goldman Sachs are voted. As of February 5, 2001, Sumitomo Bank Capital Markets, Inc. and Kamehameha Activities Association were the holders of 16,243,610 shares of Common Stock and 10,987,710 shares of Common Stock, respectively, entitled to vote at the Annual Meeting. This represents 3.4% and 2.3%, respectively, of the shares entitled to vote at the Annual Meeting.

Item 1.  Election of Directors

Introduction

      Our Board of Directors is divided into three classes. At each annual meeting of the shareholders, a class of directors is elected for a term expiring at the annual meeting of shareholders in the third year following the year of its election. Each director will hold office until his or her successor has been elected and qualified, or until the director’s earlier resignation or removal. Currently, the Board of Directors consists of nine members. John L. Weinberg, however, has decided not to stand for reelection to the Board of Directors. The Board of Directors would like to thank Mr. Weinberg for his over 50 years of leadership and dedicated service to Goldman Sachs.

Annual Meeting

      The Board of Directors proposes the election as directors of the two persons named below under “Nominees for Election to the Board of Directors for a Three-Year Term Expiring in 2004” to hold office for a term ending at the annual meeting of shareholders to be held in 2004. Mr. Weinberg was a member of the class of directors up for reelection at the Annual Meeting. In light of Mr. Weinberg’s retirement as a director, the Board of Directors has determined to reduce the size of the Board to eight members. The remaining six directors named below will continue in office. While the Board of Directors does not anticipate that any of the nominees will be unable to stand for election as a director at the Annual Meeting, if that is the case, proxies will be voted in favor of such other person or persons designated by the Board of Directors.

      Both nominees are currently members of the Board of Directors. Set forth below is information as of February 1, 2001 regarding the nominees and the directors continuing in office, which was furnished by them for inclusion in this Proxy Statement.

Nominees for Election to the Board of Directors for a Three-Year Term Expiring in 2004

Sir John Browne

Director since 1999

      Sir John Browne, age 52, has been Group Chief Executive of BP Amoco p.l.c. since January 1999. He was Group Chief Executive of The British Petroleum Company from 1995 to 1999, having served as a Managing Director since 1991. Sir John is also a director of Intel Corporation, a member of the supervisory board of DaimlerChrysler AG and a trustee of the British Museum.

James A. Johnson

Director since 1999

      Mr. Johnson, age 57, has been Chairman and Chief Executive Officer of Johnson Capital Partners, a private investment company, since January 1, 2000. From January through

December 1999, he was Chairman of the Executive Committee of Fannie Mae. He was Chairman and Chief Executive Officer of Fannie Mae from February 1991 through December 1998. Mr. Johnson is a director of the Cummins Engine Company, Inc., United HealthGroup, Kaufman and Broad Home Corporation, The Enterprise Foundation, Gannett Co. Inc., Target Corporation, Temple-Inland, Inc., the National Housing Endowment and the National Association on Fetal Alcohol Syndrome and is Chairman of the John F. Kennedy Center for the Performing Arts and Chairman of the Board of Trustees of The Brookings Institution. He is also a member of The Business Council.

      The Board of Directors recommends a vote FOR the election of Sir John Browne and Mr. Johnson to the Board of Directors.

Directors Continuing in Office — Term Expiring in 2002

John H. Bryan

Director since 1999

      Mr. Bryan, age 64, has been Chairman of the Board of Sara Lee Corporation since 1976. He served as Chief Executive Officer of Sara Lee Corporation from 1976 until 2000. He is a director of Bank One Corporation, BP Amoco p.l.c. and General Motors Corporation. Mr. Bryan is a past Chairman and current director of the Grocery Manufacturers of America, Inc., a member of The Business Council and a member of The Trilateral Commission. He is a past Chairman and current board member of Catalyst and a current trustee of the University of Chicago, Chairman of the Board of Trustees of The Art Institute of Chicago, former Chairman and current member of The Chicago Council on Foreign Relations and a member of the President’s Committee on the Arts and Humanities.

Robert J. Hurst

Director since 1998

      Mr. Hurst, age 55, has been Vice Chairman of The Goldman Sachs Group, Inc. since May 1999. He was Vice Chairman of Group LP from February 1997 to May 1999 and served as Head or Co-Head of Investment Banking from December 1990 to November 1999. He is also a director of VF Corporation, IDB Holding Corporation Ltd., Constellation Energy Group, Inc. and AirClic Inc. Mr. Hurst is a member of the Board of Overseers of the Wharton School. He is also a member of the Council on Foreign Relations and a member of the Committee for Economic Development. He is Chairman of the Board of the Jewish Museum, a trustee and vice president of the Whitney Museum of American Art, a member of the Trustees’ Council of the National Gallery of Art and a director of the National Foundation for Teaching Entrepreneurship.

Henry M. Paulson, Jr.

Director since 1998

      Mr. Paulson, age 54, has been Chairman and Chief Executive Officer of The Goldman Sachs Group, Inc. since May 1999. He was Co-Chairman and Chief Executive Officer or Co-Chief Executive Officer of Group LP from June 1998 to May 1999 and served as Chief Operating Officer from December 1994 to June 1998. Mr. Paulson is a member of the Board of Directors of the NYSE and a member of the Board of Directors of the Peregrine Fund, Inc. He is also Co-Chairman of the Asia/ Pacific Council of The Nature Conservancy. Mr. Paulson also serves on the Advisory Board of the J.L. Kellogg Graduate School of Management at Northwestern University, is a member of the Board of Directors of the Associates of Harvard Business School and is Chairman of the Advisory Board of the Tsinghua University School of Economics and Management.

Directors Continuing in Office — Term Expiring in 2003

Ruth J. Simmons

Director since 2000

      Dr. Simmons, age 55, has been President since 1995 of Smith College, a private liberal arts college for women located in Northampton, Massachusetts. Dr. Simmons has announced her resignation as President of Smith College, effective June 30, 2001, and will become President of

Brown University in Providence, Rhode Island on July 1, 2001. She was Vice Provost of Princeton University from 1992 to 1995. Dr. Simmons is a director of Metropolitan Life Insurance Company, Pfizer Inc. and Texas Instruments Inc., a member of The Conference Board, a trustee of Carnegie Corporation, a fellow of the American Academy of Arts and Sciences and a member of the Council on Foreign Relations. She is also a member of the Advisory Council to the Bill and Melinda Gates Millennium Scholars Foundation.

John A. Thain

Director since 1998

      Mr. Thain, age 45, has been President and Co-Chief Operating Officer of The Goldman Sachs Group, Inc. since May 1999. He was President of Group LP from March 1999 to May 1999 and Co-Chief Operating Officer from January 1999 to May 1999. From December 1994 to March 1999, he served as Chief Financial Officer and Head of Operations, Technology and Finance, the predecessor to the current Operations, Finance & Resources and Information Technology divisions. From July 1995 to September 1997, he was also Co-Chief Executive Officer for European Operations. Mr. Thain is also a member of MIT Corporation, the Dean’s Advisory Council — MIT/ Sloan School of Management, INSEAD — U.S. National Advisory Board, the James Madison Council of the Library of Congress, the Federal Reserve Bank of New York’s International Capital Markets Advisory Committee, the French-American Foundation and the Board of Trustees of the National Urban League, as well as a governor of the New York-Presbyterian Foundation, Inc., and a trustee of New York-Presbyterian Hospital.

John L. Thornton

Director since 1998

      Mr. Thornton, age 47, has been President and Co-Chief Operating Officer of The Goldman Sachs Group, Inc. since May 1999. He was President of Group LP from March 1999 to May 1999 and Co-Chief Operating Officer from January 1999 to May 1999. From August 1998 until January 1999, he had oversight responsibility for International Operations. From September 1996 until August 1998, he was Chairman, Goldman Sachs — Asia, in addition to his senior strategic responsibilities in Europe. From July 1995 to September 1997, he was Co-Chief Executive Officer for European Operations. From 1994 to 1995, he was Co-Head of Investment Banking in Europe. Mr. Thornton is also a director of the Ford Motor Company, BSkyB PLC and the Pacific Century Group, Inc. In addition, he is a member of the Council on Foreign Relations and a director or trustee of several organizations, including the Asia Society, the Brookings Institution, The Goldman Sachs Foundation, the Hotchkiss School, Morehouse College, the Tsinghua University School of Economics and Management, the Yale University Investment Committee and the Yale School of Management.

      There are no family relationships among any directors or executive officers of Goldman Sachs.

Board of Directors’ Meetings and Committees

      Our Board of Directors held six meetings during our fiscal year ended November 24, 2000. During fiscal 2000, each of our directors attended at least 75% of the meetings of the Board of Directors and the Committees of the Board on which he or she served.

      Sir John Browne, Messrs. Bryan and Johnson and Dr. Simmons are the members of our Audit Committee. The primary purpose of our Audit Committee, chaired by Sir John Browne, is to assist the Board of Directors in its oversight of our internal controls and financial statements and the audit process. The Audit Committee is also responsible for recommending for approval by the Board of Directors a firm of independent auditors whose duty it is to audit our consolidated financial statements for the fiscal year in which they are appointed. During fiscal 2000, our Audit Committee met four times. The report of the Audit Committee is included below.

      Sir John Browne, Messrs. Bryan and Johnson and Dr. Simmons are the members of our Compensation Committee. Our Compensation Committee, chaired by Mr. Johnson, is responsible for reviewing and approving compensation levels for all of our senior executives. The Compensation Committee is also responsible for overseeing the committees appointed by the Board of Directors to administer The Goldman Sachs 1999 Stock Incentive Plan (the “Stock Incentive Plan”), The Goldman Sachs Partner Compensation Plan (the “Partner Compensation Plan”) and The Goldman Sachs Defined Contribution Plan (the “Defined Contribution Plan”), and in certain cases directly administers or directs the administration of those plans. During fiscal 2000, our Compensation Committee met four times. The report of the Compensation Committee is included below.

      We do not have a nominating committee.

Employment Contracts and Change of Control Arrangements

      In connection with our initial public offering in May 1999, we entered into employment agreements with, among others, our directors who are employees and our other executive officers. Each of these employment agreements requires the employee to devote his or her entire working time to the business and affairs of Goldman Sachs and generally may be terminated at any time for any reason by either the employee or Goldman Sachs on 90 days’ prior notice.

      The restricted stock units (“RSUs”) and stock options (“Options”) granted to our executive officers as described under “Executive Compensation” provide that if a change in control occurs and within 18 months thereafter the grantee’s employment is terminated other than for “cause” (as defined in the applicable award agreement) or the grantee terminates employment for “good reason” (as defined in the applicable award agreement):

•	any unvested outstanding RSUs and Options will become vested;

•	all outstanding Options will become exercisable; and

•	the Common Stock underlying any outstanding RSUs will be delivered.

      “Change in control” means the consummation of a business combination involving Goldman Sachs, unless immediately following the business combination, either:

•	at least 50% of the total voting power of the surviving entity or its parent entity, if applicable, is represented by securities of Goldman Sachs that were outstanding immediately prior to the transaction; or

•	at least 50% of the members of the board of directors of the surviving entity, or its parent entity, if applicable, following the transaction were incumbent directors (including directors whose election or nomination was approved by the incumbent directors) of Goldman Sachs at the time of the Board of Directors’ approval of the execution of the initial agreement providing for the transaction.

Director Compensation

      Directors who are not employees of or advisors to Goldman Sachs or an affiliate (“Non-Employee Directors”) receive the annual retainer and committee and meeting fees that are indicated below:

Annual Retainer	$35,000

Committee Chair (in addition to Committee Member fee)	$10,000

Committee Member	$15,000

Attendance at Board or Committee Meeting	$1,000

      The Board of Directors amended its prior program of making an annual grant of 2,000 RSUs to each Non-Employee Director to permit each Non-Employee Director to receive, at his or her election, one of the following: 2,000 RSUs; 1,000 RSUs and 3,000 stock options; or 6,000 stock options. With respect to the fiscal 2001 grant, each Non-Employee Director elected to receive stock options, and, accordingly, the 2000 RSUs that had been granted in December 2000 were exchanged for stock options. These stock options have the same exercise price as the Options granted to our employees generally for fiscal 2000 ($82.875), expire on the same date as the Options granted to our employees generally for fiscal 2000 (November 26, 2010) and become exercisable on the earlier of the date the Non-Employee Director ceases to be a director and the date the Options granted to our employees generally for fiscal 2000 become exercisable (January 2004).

      The annual retainer and the committee fees are payable in fully vested RSUs issued under the Stock Incentive Plan, as of the dates on which the annual retainer or committee fees would otherwise be paid, unless we elect to pay cash instead. In fiscal 2000, all such fees were paid in RSUs based upon the average closing price of the Common Stock on the NYSE over the ten trading-day period up to and including the last day of our fiscal year ($86.26). The meeting fees are payable in cash. RSUs awarded to Non-Employee Directors generally provide for delivery of the underlying shares of Common Stock on the last business day in May in the year following the Non-Employee Director’s retirement from the Board.

      Directors who are also employees of or advisors to Goldman Sachs or an affiliate receive no compensation for serving as a director of Goldman Sachs.

      Mr. Weinberg provides senior advisory services to Goldman Sachs, receives annual compensation, which consists of a salary of $5 million, and participates in various employee benefit plans. The agreement under which Mr. Weinberg performs these services expires November 30, 2001, unless earlier terminated on 90-days’ notice. The agreement may be extended for an additional one-year term at a level of compensation to be agreed upon between Goldman Sachs and Mr. Weinberg. If Mr. Weinberg terminates or declines an offer to extend the agreement, he is entitled to payment of salary through the date of termination and to an additional cash payment of $5 million. If Goldman Sachs terminates Mr. Weinberg’s advisory relationship other than for cause, Mr. Weinberg is no longer able to provide advisory services due to his death or disability or Goldman Sachs does not offer to extend the agreement, then Mr. Weinberg will be entitled to full payment of salary through November 30, 2001 (or the stated expiration date of any renewal of the agreement) and to an additional cash payment of $5 million. If Goldman Sachs terminates the advisory relationship with Mr. Weinberg for cause, Mr. Weinberg will be entitled only to payment of salary through the date of termination.

Executive Compensation

      The following table sets forth for (i) the period from May 7, 1999, the date of completion of our initial public offering, through the end of fiscal 1999 and (ii) fiscal 2000, the compensation for such periods for Goldman Sachs’ chief executive officer and for each of the five most highly compensated executive officers of Goldman Sachs, other than the chief executive officer, serving as executive officers at the end of fiscal 2000. These six persons are referred to collectively as the “Named Executive Officers”.

SUMMARY COMPENSATION TABLE

					Long-Term
			Annual Compensation		Compensation Awards

					Restricted	Securities
					Stock Unit	Underlying	All Other
Executive	Year		Salary(b)	Bonus	Awards(c)	Options(d)	Compensation(e)

Henry M. Paulson, Jr.	2000		$600,000	$14,056,600	$3,866,533	139,965	$19,685
Director, Chairman and Chief	1999		$300,000	$16,062,153	$8,828,701	-0-	$8,332
Executive Officer	1998	(a)

John A. Thain	2000		$600,000	$12,097,300	$3,313,757	119,955	$19,685
Director, President and	1999		$300,000	$13,755,986	$7,513,538	-0-	$20,077
Co-Chief Operating Officer	1998	(a)

John L. Thornton	2000		$600,000	$12,097,300	$3,313,757	119,955	$19,685
Director, President and	1999		$300,000	$13,755,986	$7,513,538	-0-	$20,119
Co-Chief Operating Officer	1998	(a)

Robert J. Hurst	2000		$600,000	$10,234,107	$2,785,926	100,848	$11,778
Director and Vice Chairman	1999		$300,000	$12,248,193	$6,644,391	-0-	$11,778
	1998	(a)

Leslie C. Tortora	2000		$600,000	$6,943,900	$1,859,881	67,326	$19,685
Chief Information Officer	1999		$300,000	$7,347,523	$3,840,035	-0-	$20,077

David A. Viniar	2000		$600,000	$6,943,900	$1,859,881	67,326	$19,685
Chief Financial Officer	1999		$300,000	$7,347,523	$3,840,035	-0-	$20,077

(a)	In the registration statement relating to our initial public offering, we reported aggregate compensation for the fiscal year ended November 27, 1998 for the following Named Executive Officers: Mr. Paulson — $12,700,000; Mr. Thain — $11,200,000; Mr. Thornton — $9,900,000; and Mr. Hurst — $11,300,000. This compensation did not include that portion of each such person’s total partnership return from Group LP in fiscal 1998 attributable to a return on his share of invested capital or to his share of the income from investments made by Group LP in prior years that was allocated to the individuals who were partners in those years. The return on invested capital for each such person was determined using a rate of 12%, the actual fixed rate of return that was paid in fiscal 1998 to Group LP’s retired limited partners on their long-term capital.

(b)	The salary for fiscal 1999 has been adjusted to reflect the salary actually paid to the Named Executive Officers for the period that Goldman Sachs was a public company in fiscal 1999.

(c)	The values of the RSUs shown in the table for fiscal 2000 and fiscal 1999 were determined, respectively, by multiplying the number of RSUs awarded to each Named Executive Officer by the closing price-per-share of Common Stock on the NYSE on November 29, 2000, the date the RSUs were granted for fiscal 2000 ($82.875), and November 26, 1999, the date the RSUs were granted for fiscal 1999 ($77.3125). The number of RSUs awarded to each Named Executive Officer on each such date was obtained by dividing a dollar amount determined for each Named Executive Officer pursuant to a formula based on the Named Executive Officer’s total compensation by the average of the closing price-per-share of the Common Stock on the NYSE over the ten trading-day period up to and including the last day of the applicable fiscal year ($86.26 for fiscal 2000 and $79.21 for fiscal 1999). The dollar amounts on which the awards of RSUs to the Named Executive Officers were based and the number of RSUs awarded on November 29, 2000 were: Mr. Paulson — $4,024,450 (46,655

RSUs); Mr. Thain — $3,449,100 (39,985 RSUs); Mr. Thornton — $3,449,100 (39,985 RSUs); Mr. Hurst — $2,899,650 (33,616 RSUs); Ms. Tortora — $1,935,800 (22,442 RSUs); and Mr. Viniar — $1,935,800 (22,442 RSUs). One-half of these RSUs vested on the grant date, with the other half generally vesting on November 28, 2003. The dollar amounts on which the awards of RSUs to the Named Executive Officers were based and the number of RSUs awarded on November 26, 1999 were: Mr. Paulson — $9,045,374 (114,195 RSUs); Mr. Thain — $7,697,921 (97,184 RSUs); Mr. Thornton — $7,697,921 (97,184 RSUs); Mr. Hurst — $6,807,453 (85,942 RSUs); Ms. Tortora — $3,934,220 (49,669 RSUs); and Mr. Viniar — $3,934,220 (49,669 RSUs). One-half of these RSUs were vested on the grant date, with the other half vesting ratably over the following four years.

In general, non-vested RSUs are forfeited on termination of employment, except in limited cases such as “retirement”. All RSUs, whether or not vested, may be forfeited if the holder’s employment is terminated for “cause” and in certain other circumstances. Each RSU includes a “dividend equivalent right”, pursuant to which the holder of the RSU is entitled to receive an amount equal to any ordinary cash dividends paid to the holder of a share of Common Stock approximately when such dividends are paid to shareholders.

The aggregate value of all RSUs awarded to each of the Named Executive Officers for fiscal 1999 and fiscal 2000 and held by them on November 29, 2000, as determined based on the closing price-per-share of the Common Stock on the NYSE on November 24, 2000, the last day of fiscal 2000 ($81.50), were: Mr. Paulson — $13,109,275; Mr. Thain — $11,179,274; Mr. Thornton — $11,179,274; Mr. Hurst — $9,743,977; Ms. Tortora — $5,877,047; and Mr. Viniar — $5,877,047.

(d)	Each Named Executive Officer received a grant of Options on November 29, 2000 with an exercise, or “strike price”, of $82.875, the closing-price-per-share of Common Stock on the NYSE on the date of grant. In general, the Options will vest on November 28, 2003, become exercisable in January 2004 and expire on November 26, 2010. Non-vested Options generally are forfeited on termination of employment, except in limited cases such as “retirement”. Options, once vested, will remain exercisable upon termination of employment until the earlier of 90 days after the date of termination of employment and the Option expiration date, except in limited cases such as “retirement”, in which case unvested Options vest and, once they become exercisable, remain exercisable until the Option expiration date. All Options, whether or not vested, may be forfeited if the holder’s employment is terminated for “cause” and in certain other circumstances.

(e)	Includes contributions of $5,000 for fiscal 2000 and $2,500 for fiscal 1999 on behalf of each Named Executive Officer to The Goldman Sachs Employees’ Profit Sharing Retirement Income Plan, contributions to the Money Purchase Pension Plan on behalf of each Named Executive Officer for each of fiscal 2000 and fiscal 1999 and a premium paid in respect of Term Life Insurance on behalf of each Named Executive Officer for each of fiscal 2000 and fiscal 1999. The Money Purchase Plan contribution and the Term Life Insurance premium for fiscal 2000 were: Mr. Paulson — $14,500, $185; Mr. Thain — $14,500, $185; Mr. Thornton — $14,500, $185; Mr. Hurst — $6,593, $185; Ms. Tortora — $14,500, $185; and Mr. Viniar — $14,500, $185. The Money Purchase Pension Plan contribution and the Term Life Insurance premium for fiscal 1999 were: Mr. Paulson — $5,646, $186; Mr. Thain — $17,500, $77; Mr. Thornton — $17,500, $119; Mr. Hurst — $9,092, $186; Ms. Tortora — $17,500, $77; and Mr. Viniar — $17,500, $77.

      In addition to the amounts disclosed in the table, each of Messrs. Paulson, Thain, Thornton, Hurst and Viniar and Ms. Tortora has accrued benefits under an employees’ pension plan entitling him or her to receive annual benefits upon retirement at age 65 of $10,533, $7,074, $11,801, $10,533, $6,906 and $3,744, respectively. These benefits had accrued prior to November 1992, and none of the Named Executive Officers has earned additional benefits under the pension plan since November 1992.

Stock Options

      The following table provides information about Options granted to the Named Executive Officers for fiscal 2000.

OPTION GRANTS IN THE LAST FISCAL YEAR(a)

Individual Grants

		Percent of
	Number of	Total
	Securities	Options
	Underlying	Granted to
	Options	Employees	Exercise		Grant Date
	Granted	in Fiscal	Price	Expiration	Present
Executive	(Sh #)	Year	($/Sh)	Date	Value($)(b)

Henry M. Paulson, Jr.	139,965	0.68	82.875	11/26/10	3,937,215

John A. Thain	119,955	0.58	82.875	11/26/10	3,374,334

John L. Thornton	119,955	0.58	82.875	11/26/10	3,374,334

Robert J. Hurst	100,848	0.49	82.875	11/26/10	2,836,854

Leslie C. Tortora	67,326	0.33	82.875	11/26/10	1,893,880

David A. Viniar	67,326	0.33	82.875	11/26/10	1,893,880

(a)	Each Named Executive Officer received a grant of Options on November 29, 2000. In general, the Options will vest on November 28, 2003 and become exercisable in January 2004. Non-vested Options generally are forfeited on termination of employment, except in certain cases such as “retirement”. Options, once vested and exercisable, will remain exercisable upon termination of employment until the earlier of 90 days after the date of termination of employment and the option expiration date, except in certain circumstances such as “retirement”, in which case unvested options vest and remain exercisable until the option expiration date. All Options, whether or not vested, may be forfeited if the holder’s employment is terminated for “cause” and in certain other circumstances. The number of shares of Common Stock subject to the Option grants to each of the Named Executive Officers was obtained by dividing a dollar amount determined for each Named Executive Officer pursuant to a formula based on the Named Executive Officer’s total compensation by one-third of the average closing price-per-share of the Common Stock on the NYSE over the ten-trading-day period up to and including the last day of the fiscal year (such average closing price-per-share was $86.26).

(b)	Valued using a modified Black-Scholes option pricing model. The exercise price of each Option ($82.875) is equal to the closing price-per-share of the Common Stock on the NYSE on November 29, 2000, the date the Options were granted. The assumptions used for the variables in the model were: 35% volatility; 5.6% risk-free rate of return; 0.6% dividend yield; and seven-year Option term. A discount of 25% was applied to the Option value yielded by the model to reflect the non-marketability of the Options. The values associated with the Option pricing variables described above are hypothetical and have been provided solely to comply with the rules of the SEC. The actual gain that will be realized by each Named Executive Officer on any Option will depend on the difference between the exercise price of the Option and the market price of the Common Stock on the date that the Option is exercised.

Fiscal Year-End Option Holdings

      The following table provides information about unexercised Options held by each Named Executive Officer as of November 29, 2000. Each Option was granted on November 29, 2000 and was not “in-the-money” based on either the closing price on the date of grant or the closing price on November 24, 2000, the last day of our fiscal year. None of the Named Executive Officers owned Options prior to those granted on November 29, 2000, and no Named Executive Officer had exercised Options as of November 29, 2000.

FISCAL YEAR-END OPTION VALUES

	Number of
	Securities		Value of
	Underlying		Unexercised
	Unexercised		In-the-Money
	Options at		Options at
	Fiscal Year-End		Fiscal Year-End
	(#)		($)

Executive	Exercisable	Unexercisable	Exercisable	Unexercisable

Henry M. Paulson, Jr.	-0-	139,965	-0-	-0-

John A. Thain	-0-	119,955	-0-	-0-

John L. Thornton	-0-	119,955	-0-	-0-

Robert J. Hurst	-0-	100,848	-0-	-0-

Leslie C. Tortora	-0-	67,326	-0-	-0-

David A. Viniar	-0-	67,326	-0-	-0-

Report of the Compensation Committee on Executive Compensation

      The Compensation Committee consisted in fiscal 2000 of our Non-Employee Directors, Mr. James A. Johnson (Chair), Sir John Browne, Mr. John H. Bryan and Dr. Ruth J. Simmons. The Compensation Committee is responsible for overseeing and approving compensation levels for all of our senior executives, including the Named Executive Officers and other executive officers. As part of this responsibility, the Compensation Committee oversees the committees appointed by the Board of Directors to administer the Stock Incentive Plan, the Partner Compensation Plan and the Defined Contribution Plan, and in certain cases directly administers or directs the administration of those plans. The Board of Directors has appointed a committee consisting of Messrs. Paulson, Hurst, Thain and Thornton as the administrative committee of each of these plans; Mr. Paulson chairs each of these committees. The administrative committee of the Partner Compensation Plan is referred to in this report as the “Partner Compensation Plan Committee”.

      This discussion constitutes the report of the Compensation Committee.

Compensation Policies

      To perpetuate the sense of partnership and teamwork that exists among Goldman Sachs’ senior professionals, to reinforce the alignment of employee and shareholder interests and to help Goldman Sachs attract and retain key executives on whose effort and judgment the continued success of the firm largely depends, the Board of Directors adopted the Partner Compensation Plan. The Partner Compensation Plan is the primary program through which each of Goldman Sachs’ senior executives (approximately 200 during fiscal 2000), including Mr. Paulson and each of the other Named Executive Officers, are compensated. The participants in the Partner Compensation Plan also participate in Goldman Sachs’ broad-based equity program, pursuant to which they receive a significant portion of their compensation in the form of equity-based awards. These equity-based awards are designed to align the interests of Goldman

Sachs’ senior executives with those of its shareholders to increase shareholder value over the long term.

  The Partner Compensation Plan

      General. Under the Partner Compensation Plan, the total compensation of senior executives is linked directly to Goldman Sachs’ overall financial performance. Under the terms of the Partner Compensation Plan, senior executives receive total compensation composed of a base salary, which is payable in cash, and a bonus, which may be payable in cash and/or an equity-based award.

      The aggregate amount available annually for distribution as bonus compensation under the Partner Compensation Plan is determined by the Compensation Committee in consultation with the Partner Compensation Plan Committee, in a manner that is intended to link the total amount available for distribution to Goldman Sachs’ financial performance. In this fashion, each senior executive’s total compensation (and the total compensation of senior executives in the aggregate) is determined in large part by Goldman Sachs’ performance, not by previously determined individual amounts of compensation and benefits, and only after Goldman Sachs’ results for the fiscal year have been substantially determined. Moreover, the measures of performance are firm-wide, as opposed to the results of any particular division or business unit. By linking participants’ total compensation to Goldman Sachs’ results of operations as a whole, Goldman Sachs has sought to provide additional incentives for collaboration among Goldman Sachs’ senior executives. For fiscal 2000, the aggregate amount distributable as bonus compensation under the Partner Compensation Plan was based on the ratio of firm-wide compensation and benefits (for all employees) to net revenues, after consideration of the firm’s return on average shareholders’ equity, earnings-per-share and pre-tax and net earnings. As described more fully below, this amount also was determined in a manner that was designed to take into account compensation practices at some of Goldman Sachs’ key competitors.

      The Partner Compensation Plan permits “cycles” that are one or two fiscal years in duration. At the beginning of a cycle, the Board of Directors sets the annual base salary for the cycle for each participant in the Partner Compensation Plan. Each participant is also allocated a percentage interest in the aggregate amount of bonus compensation to be allocated to the Partner Compensation Plan for each year during the cycle in which the individual remains a participant in the Partner Compensation Plan.

      At the beginning of the 2000 fiscal year, the Compensation Committee, in consultation with the Partner Compensation Plan Committee, approved individual percentage interests for Partner Compensation Plan participants for the 2000 fiscal year. These percentages again were reviewed and finally approved at the end of the fiscal year. As in the 1999 fiscal year, the sum of the percentages of all participants was less than 100%, leaving a significant percentage that could be allocated by the Compensation Committee to participants on a discretionary basis (the “Discretionary Amount”).

      The following portions of this report provide more detail regarding the manner in which the compensation payable under the Partner Compensation Plan for fiscal 2000 was determined.

      Base Salary. Under the Partner Compensation Plan, each participant received a base salary for the fiscal 2000 year at the annual rate of $600,000. Base salaries for fiscal 2000 were reconfirmed by the Compensation Committee in consultation with the Partner Compensation Plan Committee at the beginning of the 2000 fiscal year and were the same as in fiscal 1999.

      Bonus. In determining the aggregate amount available for allocation as bonus compensation under the Partner Compensation Plan for fiscal 2000, the Compensation Committee, in consultation with the Partner Compensation Plan Committee, reviewed Goldman Sachs’ financial performance for the fiscal year. The Compensation Committee determined that in light of the firm’s return on average shareholders’ equity of 27%, pre-tax earnings of $5.31 billion* and net earnings of $3.25 billion,* the aggregate amount to be allocated as bonus compensation under the Partner Compensation Plan should result in a ratio of total compensation and benefits for all Goldman Sachs employees to net revenues for the firm equal to approximately 47%. The Compensation Committee concluded that this ratio of total compensation and benefits to net revenues was appropriate for the firm in light of general industry practice** and, as discussed more fully below, was appropriate to meet the Compensation Committee’s objectives in setting compensation for Goldman Sachs’ senior executives.

      While allocation of the total bonus pool under the Partner Compensation Plan among Plan participants is based largely on pre-determined allocation percentages, the entire Discretionary Amount, which in turn determines total compensation, is allocated and approved in the ultimate discretion of the Compensation Committee. In reviewing and approving the allocation of the Discretionary Amount under the Partner Compensation Plan (and thus in determining the appropriate total compensation of the Named Executive Officers), the Compensation Committee focused on the manner in which the Partner Compensation Plan Committee evaluated each individual’s contribution to the firm (including as reflected in the individual’s performance evaluations, which are described more fully below) as well as business unit and divisional performance. The Compensation Committee also generally reviewed the process whereby the Partner Compensation Plan Committee considered compensation recommendations of the division heads to whom participants report. The Compensation Committee paid careful attention to competitive compensation practices (in light of certain objective firm-wide performance criteria, including after-tax return on average shareholders’ equity, total shareholder return and diluted earnings-per-share), as more fully described below.

      Performance Considerations. The individual, business unit and divisional performance considerations for determining total compensation are derived through a number of internal objective and discretionary processes, including Goldman Sachs’ performance evaluation program. This program is a “360 degree” feedback process that reflects input regarding each individual on an array of categories from a number of professionals in the organization. The performance review feedback is combined with a subjective determination of individual performance, business unit and divisional unit performance and individual contributions to hiring, mentoring, training and diversity, to determine a proposed amount of total compensation.

      Competitive Compensation Considerations. The proposed amount of total compensation determined as described above then is considered in light of competitive compensation levels. In this regard, for participants in the Partner Compensation Plan, the Compensation Committee used as a benchmark a commercially available survey regarding compensation levels in 1999 for

*	These results exclude a charge of US$290 million (US$180 million after tax) related to the combination with SLK LLC.

**	In order to confirm that this ratio of compensation and benefits to net revenues is consistent with industry practice, the Compensation Committee relied on an internally prepared analysis of this ratio during 2000 for Citigroup, Inc., J.P. Morgan Chase & Co., Lehman Brothers Holdings Inc., Merrill Lynch & Co., Inc. and Morgan Stanley Dean Witter & Co. All of these competitor companies are included in the S&P Financial Index, which is the peer group in the Stock Price Performance Graph on page 18 of this proxy statement. The Compensation Committee believes that the foregoing companies (and the other companies described in this report to which Goldman Sachs was compared for various purposes) were appropriate benchmark companies for 2000. If and to the extent the Compensation Committee believes that it is appropriate to use one or more companies as benchmarks for any purpose in the future, the Compensation Committee may use either these or other companies as it deems appropriate.

certain of the most highly compensated employees at Credit Suisse First Boston Inc., J.P. Morgan & Co. Incorporated (succeeded by J.P. Morgan Chase & Co.), Lehman Brothers Holdings Inc., Merrill Lynch & Co., Inc., Morgan Stanley Dean Witter & Co. and Salomon Smith Barney Inc.* With respect to the Named Executive Officers, the Compensation Committee paid particular attention to an internally prepared analysis based on publicly available data regarding the compensation paid in 1999 at The Bear Stearns Companies Inc., Donaldson, Lufkin & Jenrette, Inc. (which was acquired in November 2000 by Credit Suisse First Boston Inc.), Lehman Brothers Holdings Inc., Merrill Lynch & Co., Inc., Morgan Stanley Dean Witter & Co. and Paine Webber Group Inc. (which was acquired in November 2000 by UBS AG) in relation to each of those firms’ after-tax return on average shareholders’ equity and total shareholder return. To a lesser extent, the Compensation Committee also considered a similar internally prepared analysis regarding the compensation paid at a number of other financial institutions, including Bank of America Corporation, Bank One Corporation, Citigroup, Inc., First Union Corporation, Wells Fargo & Company, Fleet Boston Financial Corporation and SunTrust Banks, Inc. and The Chase Manhattan Corporation and J.P. Morgan & Co. Incorporated (now J.P. Morgan Chase & Co.)**

      Equity-Based Awards. Because the Compensation Committee believes that equity-based compensation for Goldman Sachs’ senior executives, including the Named Executive Officers, should be comparable to that of Goldman Sachs’ other employees relative to their total compensation levels, the portion of each Partner Compensation Plan participant’s compensation that was paid in cash versus the portion granted as an equity-based award was determined pursuant to the same compensation-based formula that was applicable to Goldman Sachs’ other employees. This formula is progressive so that as an employee’s total compensation increases, a greater percentage of the employee’s total compensation is comprised of an equity-based award. Thus, in general, Goldman Sachs’ most senior executives receive the greatest percentage of their total compensation in the form of equity-based awards. Each of the Named Executive Officers received a portion of his or her bonus determined under the Partner Compensation Plan in cash and a portion in the form of an equity-based award under the Stock Incentive Plan as follows:

	% of Bonus Paid	% of Bonus Paid in the
Named Executive Officer	in Cash	Form of Equity-Based Award

Mr. Paulson	63.6	36.4

Mr. Thain	63.7	36.3

Mr. Thornton	63.7	36.3

Mr. Hurst	63.8	36.2

Ms. Tortora	64.2	35.8

Mr. Viniar	64.2	35.8

      Each executive officer received one-half of his or her equity-based award in the form of RSUs and one-half in the form of Options. The number of RSUs was obtained by dividing one-half of the dollar amount to be granted as an equity-based award by $86.26 (the average closing price-per-share of the Common Stock on the NYSE for the ten trading-day period up to and including the last day of

*	Of these competitor companies, only Credit Suisse First Boston Inc. is not included in the S&P Financial Index. Salomon Smith Barney Inc. is not included in the S&P Financial Index, but Citigroup, Inc., its parent company, is. As of December 29, 2000, J.P. Morgan & Co. was deleted from the S&P Financial Index, but its successor, J.P. Morgan Chase & Co., is included in this index.

**	Of these competitor companies, only Donaldson, Lufkin & Jenrette, Inc. and Paine Webber Group Inc. are not included in the S&P Financial Index. As of December 29, 2000, J.P. Morgan & Co. was deleted from the S&P Financial Index, but its successor, J.P. Morgan Chase & Co., is included in this index.

the fiscal year). The number of shares of Common Stock subject to the Option grants to each of the Named Executive Officers was obtained by dividing one-half of the dollar amount to be granted as an equity-based award by one-third of such average closing price-per-share of $86.26.

      An RSU constitutes an unfunded, unsecured promise to deliver one share of Common Stock generally in January 2004. 50% of the RSUs granted to the Named Executive Officers were vested immediately when granted, and the remaining 50% will vest at the end of the 2003 fiscal year (November 28, 2003). In general, all RSUs (whether or not vested) will be forfeited in certain circumstances, including termination of the grantee for “cause” and solicitation by the grantee of certain clients or employees of Goldman Sachs, and in certain other circumstances.

      An Option represents a right to purchase, during a specified period of time, a number of shares Common Stock at a specified “strike” or “exercise” price. In general, all of the Options become vested at the end of the 2003 fiscal year and become exercisable in January 2004. The Options were granted with a “strike” price of $82.875, the closing price of the Common Stock on the date the Options were granted. The Options generally expire on November 26, 2010, although they may be subject to earlier termination or cancellation in certain circumstances. All Options (whether or not vested) will be forfeited in certain circumstances.

      The Compensation Committee determined that it was appropriate to grant equity-based awards both in the form of RSUs and Options in light of a number of factors, including competitive compensation practices, maximizing shareholder value and more closely aligning the long-term interests of shareholders and Goldman Sachs’ senior executives. Each individual who receives an equity-based award becomes, in effect, a long-term shareholder of Goldman Sachs; in the case of RSUs, the amount the individual ultimately realizes as a result of the award depends on the value of Common Stock in three years when actual shares are delivered and in the case of Options, the amount (if any) the individual ultimately realizes depends on the increase in value of Common Stock from the grant date to a date after they become exercisable and actually are exercised. Accordingly, the Compensation Committee believes that the award of RSUs and Options provides Goldman Sachs’ senior executives with the same interests as Goldman Sachs’ other shareholders, such as seeking to maximize Goldman Sachs’ long-term return on equity. Further, the Compensation Committee believes that these equity-based awards should provide a strong incentive for Goldman Sachs’ senior executives to continue to analyze management issues in terms of the effect those issues will have on Goldman Sachs as a whole as opposed to the effect they might have on any particular aspect of Goldman Sachs’ business.

Compensation of the Chief Executive Officer

      Mr. Paulson’s compensation was determined in the manner described above that was applicable to all other participants in the Partner Compensation Plan. Mr. Paulson’s base salary for fiscal 2000 was set at the annual rate of $600,000, which was the same base salary provided to each other participant in the Partner Compensation Plan. In determining the amount to be allocated to Mr. Paulson from the bonus pool under the Partner Compensation Plan, the Compensation Committee considered: the firm’s objective performance for fiscal 2000; Mr. Paulson’s individual contribution to that performance; and competitive compensation practices.

      Mr. Paulson’s compensation, which is shown in the Summary Compensation Table on page 9 of this proxy statement, is indicative of another strong fiscal year in terms of overall objective performance at Goldman Sachs in which Goldman Sachs’ return on average shareholders’ equity was 27%* and Goldman Sachs’ total shareholder return was 6%

*	These results exclude a charge of US$290 million (US$180 million after tax) related to the combination with SLK LLC.

(which assumes the reinvestment of dividends),* as well as the continued view of the Compensation Committee that Mr. Paulson’s leadership and vision were particularly important factors in achieving these results. An important aspect of the firm’s continued success was, and will continue to be, Mr. Paulson’s leadership in developing and articulating the long-term strategic direction of Goldman Sachs, as well as his continued attention to the development of the appropriate senior management team to support and execute that strategy. Finally, in considering competitive compensation practices with respect to Mr. Paulson’s total compensation, the Compensation Committee paid particular attention to the internally prepared analyses of compensation practices at certain competitor companies described above under “Competitive Compensation Considerations”, and sought to assure that Mr. Paulson’s total compensation was appropriate relative to the total compensation paid to the chief executive officers of those competitors in light of relative after-tax return on shareholders’ equity, total shareholder return and diluted earnings-per-share. Since Mr. Paulson’s total compensation ultimately is a function of the size of the bonus pool under the Partnership Compensation Plan, which is key to Goldman Sachs’ overall compensation philosophy for senior executives, the fact that the overall bonus pool was smaller in fiscal 2000 than it was in fiscal 1999 had a negative impact on Mr. Paulson’s total compensation in 2000.

Deductibility of Compensation

      Section 162(m) of the Internal Revenue Code of 1986 places a limit on the tax deduction for compensation in excess of $1 million paid to certain “covered employees” of a publicly held corporation (generally the corporation’s chief executive officer and its next four most highly compensated executive officers in the year that the compensation is paid). Pursuant to a transition rule in the regulations promulgated under section 162(m) that applies to companies, such as Goldman Sachs, that become subject to section 162(m) by reason of becoming publicly held, the deductibility of Goldman Sachs’ compensation payments currently is not subject to the limitations of section 162(m), and Goldman Sachs does not expect to be subject to such limitations until Goldman Sachs’ fiscal year ending November 28, 2003. Under current law, compensation paid to “covered employees” on or after the date on which Goldman Sachs becomes subject to section 162(m) in respect of RSUs (but not Options) granted in 2000 will count toward the section 162(m) deductible compensation limit. Therefore, although Goldman Sachs may be able to take steps to preserve the tax deduction, including delaying the distribution of shares underlying such RSUs, part or all of such compensation may not be deductible by Goldman Sachs at that time.

Conclusion

      The Partner Compensation Plan, together with Goldman Sachs’ equity-based award program, was designed to link the compensation of Goldman Sachs’ senior executives with the performance of Goldman Sachs in order to reinforce the alignment of employee and shareholder interests. It also was intended to provide the flexibility necessary to retain those senior executives who management believes are critical to the continued success of Goldman Sachs, and to provide compensation that is comparable with the compensation paid by Goldman Sachs’ closest competitors for senior executives. We believe that the Partner Compensation Plan, together with Goldman Sachs’ equity-based award program, again met these objectives in fiscal 2000.

Compensation Committee:
James A. Johnson, Chairman
Sir John Browne
John H. Bryan
Dr. Ruth J. Simmons

*	These results exclude a charge of US$290 million (US$180 million after tax) related to the combination with SLK LLC.

Stock Price Performance Graph

      The following graph compares the performance of an investment in Common Stock from May 3, 1999, the date of our initial public offering,* through November 24, 2000, with the S&P 500 Index and with the S&P Financial Index. The graph assumes $100 was invested on May 3, 1999 in each of the Common Stock, the S&P 500 Index and the S&P Financial Index and the reinvestment of dividends on the date of payment without payment of any commissions. Dollar amounts in the graph are rounded to the nearest whole dollar. The performance shown in the graph represents past performance and should not be considered an indication of future performance.

*  The graph is based on an initial stock price of $53 per share, the price at which the Common Stock was offered in our initial public offering; the last sale price on the NYSE on the first day of trading was $70.375.

Report of the Audit Committee

      The Audit Committee’s purpose is to assist the Board of Directors in its oversight of Goldman Sachs’ internal controls and financial statements and the audit process. The Board of Directors, in its business judgment, has determined that all members of the Committee are “independent”, as required by applicable listing standards of the NYSE. The Committee operates pursuant to a Charter that was last amended and restated by the Board on January 23, 2001; a copy of the current Charter is attached to this proxy statement as Annex A.

      Management is responsible for the preparation, presentation and integrity of Goldman Sachs’ financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, PricewaterhouseCoopers LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

      In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The Committee has also considered whether the provision of information technology consulting services relating to financial information systems design and implementation and other non-audit services by the independent auditors is compatible with maintaining the auditors’ independence and has discussed with the auditors the auditors’ independence.

      Based on the reports and discussions described in this Report, and subject to the limitations on the role and responsibilities of the Committee referred to below and in the Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended November 24, 2000.

      The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of Goldman Sachs’ financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that PricewaterhouseCoopers LLP is in fact “independent”.

Audit Committee:

Sir John Browne, Chairman
John H. Bryan
James A. Johnson
Dr. Ruth J. Simmons

Beneficial Ownership of Directors and Executive Officers

      The following table contains certain information regarding beneficial ownership of Common Stock by each director and each Named Executive Officer as well as by all directors, Named Executive Officers and other executive officers for fiscal 2000 as a group. All share information is provided as of the close of business on January 31, 2001.

Number of Shares of
Common Stock
Beneficially Owned(a)(b)

Henry M. Paulson, Jr.(c)	3,998,082

John A. Thain(c)	3,119,191

John L. Thornton(c)	3,050,121

Robert J. Hurst(c)	3,065,361

Sir John Browne	12,405

John H. Bryan	14,807

James A. Johnson	14,405

Ruth J. Simmons	11,754

John L. Weinberg(d)	437,944

Leslie C. Tortora(c)	1,382,742

David A. Viniar(c)	1,558,325

All Directors, Named Executive Officers and other executive officers as a group (14 persons)(e)	21,838,374

(a)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days. In light of the nature of fully vested RSUs and fully vested stock options, we have also included in this table shares of Common Stock underlying fully vested RSUs held by executive officers and Non-Employee Directors and fully vested stock options held by Non-Employee Directors. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days (as well as the shares of Common Stock underlying fully vested RSUs and fully vested stock options) are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Options held by our executive officers are not vested and, therefore, are not included in the table.

The shares of Common Stock underlying fully vested RSUs included in the table are as follows: Mr. Paulson — 94,698; Mr. Thain — 80,732; Mr. Thornton — 80,732; Mr. Hurst — 70,521; Sir John Browne — 5,870; Mr. Bryan — 5,754; Mr. Johnson — 5,870; Dr. Simmons — 5,754; Ms. Tortora — 42,264; Mr. Viniar — 42,264; and all directors, Named Executive Officers and other executive officers as a group — 543,711. The shares of Common Stock underlying fully vested stock options granted to the Non-Employee Directors included in the table are as follows: Sir John Browne — 6,000; Mr. Bryan — 6,000; Mr. Johnson — 6,000; and Dr. Simmons — 6,000; and all directors, Named Executive Officers and other executive officers as a group — 24,000.

(b)	Except as discussed in footnotes (c), (d) and (e) below, all directors, Named Executive Officers and other executive officers have sole voting power and sole dispositive power over all shares of Common Stock beneficially owned by them. No individual director, Named Executive Officer or other executive officer beneficially owned in excess of 1% of the outstanding Common Stock. The group consisting of all directors, Named Executive Officers and other executive officers beneficially owned approximately 4.53% of the outstanding Common Stock (4.42% not including fully vested RSUs and fully vested stock options).

(c)	Excludes any shares of Common Stock subject to the Shareholders’ Agreement that are owned by other parties to the Shareholders’ Agreement. While each of Messrs. Paulson, Thain, Thornton, Hurst and Viniar and Ms. Tortora is a party to the Shareholders’ Agreement, and each of Messrs. Paulson, Thain, Thornton and Hurst is a member of the Shareholders’ Committee, each disclaims beneficial ownership of the shares of Common Stock subject to the Shareholders’ Agreement, other than those specified above for each such person individually, and each disclaims beneficial ownership of the shares of Common Stock subject to the Voting Agreements between Sumitomo Bank Capital Markets, Inc. and Kamehameha Activities Association, respectively, on the one hand, and Goldman Sachs, on the other hand. See “Introduction — Voting Arrangements” for a discussion of the Shareholders’ Agreement and the Voting Agreements.

Includes shares of Common Stock beneficially owned by certain estate planning vehicles of our Named Executive Officers, as follows: Mr. Paulson — 200,000; Mr. Thain — 575,000; Mr. Hurst — 600,000; Ms. Tortora — 160,000; and Mr. Viniar — 150,000.

Includes shares of Common Stock beneficially owned by the private charitable foundations of our Named Executive Officers, as follows: Mr. Paulson — 14,333; Mr. Thain — 99,010; Mr. Thornton — 86,303; Mr. Hurst — 47,102; Ms. Tortora — 4,500; and Mr. Viniar — 35,077. Each Named Executive Officer disclaims beneficial ownership of these shares.

(d)	Includes 6,576 shares of Common Stock beneficially owned by Mr. Weinberg’s private charitable foundation. Mr. Weinberg disclaims beneficial ownership of these shares.

(e)	Each executive officer is a party to the Shareholders’ Agreement and each disclaims beneficial ownership of the shares of Common Stock subject to the Shareholders’ Agreement that are owned by other parties to the Shareholders’ Agreement, and each disclaims beneficial ownership of the shares of Common Stock subject to the Voting Agreements between Sumitomo Bank Capital Markets, Inc. and Kamehameha Activities Association, respectively, on the one hand, and Goldman Sachs, on the other hand. See “Introduction — Voting Arrangements” for a discussion of the Shareholders’ Agreement and the Voting Agreements.

Includes an aggregate of 2,935,000 shares of Common Stock beneficially owned by the estate planning vehicles of certain of our executive officers.

Includes an aggregate of 316,325 shares of Common Stock beneficially owned by the private charitable foundations of certain of our executive officers. Each executive officer disclaims beneficial ownership of these shares.

Beneficial Owners of More Than Five Percent

      Based on filings made under Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934, as of January 31, 2001, the only persons known by us to be beneficial owners of more than 5% of our Common Stock were as follows:

	Number of Shares
	of Common Stock		Percent
Name and Address of Beneficial Owner	Beneficially Owned		of Class

Parties to Shareholders’ Agreement
c/o The Goldman Sachs Group, Inc.
85 Broad Street

New York, New York 10004	264,437,571(a	)	55.0%
Kamehameha Activities Association
567 South King Street
Suite 150

Honolulu, Hawaii 96813	10,987,710(b	)	2.3%
Sumitomo Bank Capital Markets, Inc.
277 Park Avenue

New York, New York 10172	16,243,610(c	)	3.4%

(a)	Each person party to the Shareholders’ Agreement disclaims beneficial ownership of the shares subject to the Shareholders’ Agreement held by any other party to the agreement and disclaims beneficial ownership of the 10,987,710 shares of Common Stock owned by Kamehameha Activities Association and the 16,243,610 shares of Common Stock owned by Sumitomo Bank Capital Markets, Inc., which amounts have been excluded from the amount set forth above. As of January 31, 2001, 262,416,718 of the shares of Common Stock that are held by parties to the Shareholders’ Agreement are subject to the Shareholders’ Agreement. See “Introduction — Voting Arrangements”.

(b)	This information has been derived from Amendment No. 3 to the Schedule 13D of Kamehameha Activities Association, filed with the Securities and Exchange Commission on August 22, 2000. According to that Schedule 13D, Kamehameha Activities Association may be deemed a member of a “group” with Sumitomo Bank Capital Markets, Inc. and the parties to the Shareholders’ Agreement and, therefore, may be deemed to beneficially own the shares of Common Stock beneficially owned by those persons. Kamehameha Activities Association disclaims beneficial ownership of shares of Common Stock held by Sumitomo Bank Capital Markets, Inc. and the parties to the Shareholders’ Agreement. According to Amendment No. 4 to the Schedule 13D of Kamehameha Activities Association, filed with the Securities and Exchange Commission on February 8, 2001, Kamehameha Activities Association sold 1,500,000 shares of Common Stock on February 6, 2001 pursuant to Rule 144 under the Securities Act of 1933.

(c)	This information has been derived from Amendment No. 3 to the Schedule 13D of Sumitomo Bank Capital Markets, Inc., filed with the Securities and Exchange Commission on August 22, 2000. According to that Schedule 13D, Sumitomo Bank Capital Markets, Inc. may be deemed a member of a “group” with Kamehameha Activities Association and the parties to the Shareholders’ Agreement and, therefore, may be deemed to beneficially own the shares of Common Stock beneficially owned by those persons. Sumitomo Bank Capital Markets, Inc. disclaims beneficial ownership of shares of Common Stock held by Kamehameha Activities Association and the parties to the Shareholders’ Agreement. According to Amendment No. 4 to the Schedule 13D of Sumitomo Bank Capital Markets, Inc., filed with the Securities and Exchange Commission on February 8, 2001, Sumitomo Bank Capital Markets, Inc. sold 1,500,000 shares of Common Stock on February 6, 2001 pursuant to Rule 144 under the Securities Act of 1933.

Certain Relationships and Related Transactions

      We have established private investment funds in order to permit our employees to participate in our merchant banking, venture capital and other similar investments. Many of our employees, their spouses or entities owned or controlled by the employees have invested in these funds. With respect to some of the funds offered in fiscal 2000, Goldman Sachs provided “leverage” by investing in securities with a fixed return issued by these funds; for executive officers, their spouses and entities owned or controlled by them, the leverage was limited to up to a one times basis, with an aggregate limit of $500,000 for their investments in each such fund or related group of funds. Distributions (which reflect investments made over several years) of greater than $60,000 in fiscal 2000 from certain of these funds, none of which were leveraged, to our directors, fiscal 2000 executive officers or those persons or entities affiliated with them were as follows: Mr. Paulson — $5,698,585; Mr. Hurst — $1,742,951; Mr. Weinberg — $1,235,838; Robert J. Katz (Executive Vice President and General Counsel) — $276,314; Gregory K. Palm (Executive Vice President and General Counsel) — $670,488; Mr. Viniar — $300,484; and Barry L. Zubrow (Executive Vice President and Chief Administrative Officer) — $241,645. In addition, certain of our executive officers from time to time invest their personal funds directly in other funds managed by Goldman Sachs on the same terms and with the same conditions as the other outside investors in these funds, who are not our directors, executive officers or employees.

      Goldman Sachs, in the ordinary course of business, maintains margin accounts for certain of its directors and executive officers. Any credit extended to any director or executive officer pursuant to his or her margin account was made on substantially the same terms, including interest and collateral, as those generally prevailing at the time for comparable third-party extensions of credit, and did not involve more than the usual risk of collectibility or present unfavorable terms.

      Kamehameha Activities Association and Sumitomo Bank Capital Markets, Inc. sold 10,987,711 and 12,621,804 shares of Common Stock, respectively, on August 7, 2000 in an underwritten public offering, at a price of $97.00 per share. Many of our current and former managing directors participated in this offering. Our fiscal 2000 executive officers, other than Messrs. Paulson, Thain, Thornton and Viniar, participated in the offering and sold 1,213,626 shares in the aggregate. The global coordinator of the offering was GS&Co. Goldman Sachs paid all expenses of the offering (excluding the expenses of counsel to the selling shareholders and underwriting discounts and commissions), which were approximately $4.5 million. The underwriting discount was $2.75 per share.

      Kamehameha Activities Association and Sumitomo Bank Capital Markets, Inc. in the ordinary course of business enter into derivative contracts and other transactions with Goldman Sachs. These contracts and other transactions are negotiated on an arm’s-length basis and contain customary terms and conditions. In addition, Kamehameha Activities Association in the ordinary course of business is an investor in a number of Goldman Sachs’ merchant banking funds, which are also negotiated on an arm’s-length basis and contain customary terms and conditions.

Item 2.  Ratification of Selection of Independent Auditors

      At the recommendation of the Audit Committee of the Board of Directors, PricewaterhouseCoopers LLP have been selected by the Board of Directors as our independent auditors for our fiscal year ending November 30, 2001. We are submitting our selection of independent auditors for shareholder ratification at the Annual Meeting.

      A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will be available to respond to appropriate questions from shareholders.

      Our By-laws do not require that the shareholders ratify the selection of PricewaterhouseCoopers LLP as our independent auditors. We are doing so because we believe it is a matter of good corporate practice. If the shareholders do not ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but may retain such independent auditors. Even if the selection is ratified, the Board of Directors and the Audit Committee in their discretion may change the appointment at any time during the year if they determine that such a change would be in the best interests of Goldman Sachs and its shareholders.

Audit Fees

      The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of Goldman Sachs’ annual financial statements for the fiscal year ended November 24, 2000 and for the reviews of the financial statements included in Goldman Sachs’ Quarterly Reports on Form 10-Q for that fiscal year were $14.7 million.

Financial Information Systems Design and Implementation Fees

      PricewaterhouseCoopers LLP billed no fees for professional services rendered to Goldman Sachs for information technology services relating to financial information systems design and implementation for the fiscal year ended November 24, 2000.

All Other Fees

      The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to Goldman Sachs, other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees”, for the fiscal year ended November 24, 2000 were $34.0 million.

      The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the current year. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR ratification of the appointment.

Item 3.  Shareholder Proposal

      In accordance with the rules of the Securities and Exchange Commission, we have set forth below a shareholder proposal, along with the supporting statement of the shareholder proponent, for which Goldman Sachs and the Board of Directors accept no responsibility. The shareholder proposal is required to be voted upon at the Annual Meeting only if properly presented at the Annual Meeting by the shareholder proponent. As explained below, the Board of Directors recommends that you vote AGAINST the shareholder proposal.

      Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C., owner of 200 shares of Common Stock, is the proponent of the shareholder proposal. Ms. Davis has informed us that she intends to present the following proposal and related supporting statement at the Annual Meeting:

RESOLVED: “That the stockholders of Goldman Sachs recommend that the Board of Directors take the necessary steps to instate the election of directors ANNUALLY, instead of the stagger system which was recently adopted.”

REASONS: “The great majority of New York Stock Exchange listed corporations elect all their directors each year.”

“This insures that ALL directors will be more accountable to ALL shareholders each year and to a certain extent prevents the self-perpetuation of the Board.”

“If you AGREE, please mark your proxy FOR this resolution.”

Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

      The Board of Directors opposes this proposal because it believes that electing directors for staggered, three-year terms ensures that a majority of directors will always be familiar with Goldman Sachs’ complex, global businesses. Staggered elections enable the directors to gain, over time, greater familiarity with these businesses. This knowledge assists the directors in fulfilling their duties to our shareholders. Staggered terms also give new directors an opportunity to gain knowledge about our businesses from continuing directors. If all directors were elected annually, a majority of directors could be replaced each year, which could result in directors who are unfamiliar with Goldman Sachs and our businesses. This could jeopardize our long-term strategies and growth plans.

      Electing directors to three-year terms does not reduce their accountability to our shareholders. All directors have the same duties to our shareholders regardless of their term. Our directors’ stock-based compensation program fosters accountability by aligning the directors’ own interests with the interests of all of our shareholders. A substantial portion of all directors’ compensation is equity-based, in the form of RSUs and Options. This long-term, equity-based compensation provides a continuing incentive to the directors to promote Goldman Sachs’ long-term success.

      The Board of Directors recommends a vote AGAINST the shareholder proposal. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted AGAINST the shareholder proposal.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, our securities with the Securities and Exchange Commission. Such directors, executive officers and 10% shareholders are also required to furnish us with copies of all Section 16(a) reports they file.

      Based solely on a review of the copies of such reports we received, and on written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and 10% shareholders were complied with during fiscal 2000.

Incorporation by Reference

      To the extent that this Proxy Statement is incorporated by reference into any other filing by Goldman Sachs under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement entitled “Report of the Compensation Committee on Executive Compensation”, “Report of the Audit Committee” (to the extent permitted by the rules of the Securities and Exchange Commission) and “Stock Price Performance Graph”, as well as the Audit Committee Charter attached as Annex A, will not be deemed incorporated, unless specifically provided otherwise in such filing.

Other Matters

      At the date hereof, there are no other matters that the Board of Directors intends to present, or has reason to believe others will present, at the Annual Meeting. If other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

Shareholder Proposals for 2002 Annual Meeting

      Shareholders who, in accordance with the Securities and Exchange Commission’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2002 Annual Meeting must submit their proposals to our Secretary on or before October 25, 2001. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

      In accordance with our By-laws, in order to be properly brought before the 2002 Annual Meeting, a shareholder’s notice of the matter the shareholder wishes to present must be delivered to the Secretary of Goldman Sachs at 85 Broad Street, New York, New York 10004, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our By-laws (and not pursuant to the Securities and Exchange Commission’s Rule 14a-8) must be received no earlier than December 7, 2001 and no later than January 6, 2002.

VOTING BY TELEPHONE OR VIA THE INTERNET

      Provision has been made for you to vote your shares of Common Stock by telephone or via the Internet. You may also vote your shares by mail. Please see the proxy card or voting instruction form accompanying this Proxy Statement for specific instructions on how to cast your vote by any of these methods.

      Votes submitted by telephone or via the Internet must be received by 5:00 p.m., New York City time, on April 5, 2001. Submitting your vote by telephone or via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting.

      The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. We have been advised that the Internet voting procedures that have been made available to you are consistent with the requirements of applicable law. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

By Order of the Board of Directors,

James B. McHugh
Assistant Secretary

New York, New York

Dated: February 22, 2001

Annex A

Audit Committee Charter

      The Audit Committee shall consist of at least three members of the Board of Directors. No Audit Committee member shall have any relationship to the Company that may interfere with the exercise of his or her independence from management and the Company, and each member will be “financially literate” (or will become so within a reasonable time after his or her appointment to the Audit Committee), subject in each case to such exceptions as the Board may make for incumbent members until their re-election or replacement, and at least one member shall have “accounting or related financial management expertise,” as such qualifications are interpreted by the Board of Directors in its business judgment. Members shall be nominated by and serve at the pleasure of the Board of Directors. The Committee shall meet at least three times during each fiscal year and shall report Committee actions to the Board of Directors at least annually.

      The Audit Committee’s purpose is to assist the Board of Directors in its oversight of the Company’s internal controls and financial statements and the audit process. In fulfilling that purpose, the Audit Committee shall:

1.	Meet with the independent auditors and the Company’s management, Director of Internal Audit and such other personnel as it deems appropriate and discuss the matters referred to in paragraphs 3, 4, 5, 6 and 7 below.

2.	Recommend to the Board of Directors the appointment or reappointment of independent auditors. The independent auditors are ultimately responsible to the Board of Directors (as assisted by the Audit Committee), and the Audit Committee is responsible for evaluating, and recommending to the Board the selection and, where appropriate, replacement of, the independent auditors. In that connection, the Audit Committee shall:

•	Require that the independent auditors submit annually to the Audit Committee a formal written statement delineating all relationships between the independent auditors and the Company (including information the Company determines is required to be disclosed in the Company’s proxy statement as to services for audit and financial statement review, information technology consulting services relating to financial information systems design and implementation and all other services provided to the Company and those disclosures required by Independence Standards Board Standard No. 1, as it may be modified or supplemented).

•	Discuss with the independent auditors any disclosed relationships or services that may impact the objectivity or independence of the independent auditors.

•	Recommend that the Board of Directors take appropriate action in response to the independent auditors’ report to satisfy itself of the independent auditors’ independence.

It is understood that the independent auditors are responsible for the accuracy and completeness of their formal written statements to the Audit Committee.

3.	Discuss the Company’s audited financial statements with management and, as appropriate, the independent auditors.

4.	Discuss with the independent auditors the matters required to be discussed by Statement of Accounting Standards No. 61, as it may be modified or supplemented.

5.	Discuss with management and, as appropriate, the independent auditors:

•	The independent auditors’ annual audit scope, risk assessment and plan.

•	The form of independent auditors’ report on the annual financial statements and matters related to the conduct of the audit under generally accepted auditing standards.

•	Comments by the independent auditors on internal controls and significant findings and recommendations resulting from the audit.

6.	Discuss with management:

•	The appointment of the Director of Internal Audit.

      7.  Discuss with management and the Director of Internal Audit:

•	The Internal Audit Charter.

•	The adequacy of the Company’s internal controls.

•	The annual internal audit plan, risk assessment, and significant findings and recommendations and management’s responses thereto.

•	Internal audit staffing.

•	The internal audit function and any scope restrictions encountered during the execution of internal audit responsibilities.

8.	Review and reassess on at least an annual basis the adequacy of this Charter and recommend any revisions it deems appropriate to the Board.

9.	Prepare any report, including any recommendation, or other disclosures required to be prepared by the Audit Committee pursuant to the rules of the Securities and Exchange Commission for inclusion in the Company’s annual proxy statement.

      The above responsibilities are discharged through evaluating reports given to the Audit Committee, presentations made to the Audit Committee and other significant financial reporting decisions reported to the Audit Committee by management and by the Company’s internal auditors and independent auditors. The Audit Committee may retain independent counsel, accountants or others, as it deems appropriate. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing, including in respect of auditor independence.

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct investigations, to resolve disagreements, if any, between management and the independent auditors, to assure compliance with laws and regulations or the Company’s policies and procedures, or to set auditor independence standards. Each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from whom he or she receives information, (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors) and (iii) any representations made by management or the independent auditors as to any information technology, internal audit or other non-audit services provided by the independent auditors to the Company.

Please mark    [X]
your votes as
indicated in
this example

The Board of Directors recommends that you vote FOR proposals 1 and 2 regarding:

	FOR	WITHHELD	FOR ALL EXCEPT

1. Election of Directors:

01 Sir John Browne

02 James A. Johnson

Note: If you do not wish your shares voted “FOR” a particular nominee, mark the “FOR ALL EXCEPT” box and strike a line through that nominee’s name. Your shares will be voted for the remaining nominee.

2.	Ratification of the appointment by the Board of Directors of PricewaterhouseCoopers LLP as independent auditors for the 2001 fiscal year.

FOR	AGAINST	ABSTAIN

The Board of Directors recommends that you vote AGAINST shareholder proposal 3 regarding:

	FOR	AGAINST	ABSTAIN

3. Annual election of all Directors to the Board of Directors

In their discretion, the proxies named on the front of this card are authorized to vote upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof, and for the election of a person to serve as director if any of the above nominees are unable to serve.

I consent to future access of the Annual Reports, Proxy Statements, Prospectuses and other communications electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future shareholder meetings until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Ridgefield Park, New Jersey, and that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility.

IMPORTANT: Please sign this proxy card
exactly as your name or names appears
elsewhere on this card. Joint tenants
should each sign. When signing as
attorney, executor, administrator,
trustee, guardian or other similar
capacity, please give your full title
as such. If the signature is by a
corporation, a duly authorized officer
of the corporation should sign in full
the corporate name. If the signature
is by a partnership, a partner should
sign the full partnership name.

HAS YOUR ADDRESS CHANGED? If it has, please indicate your new address below:

___________________________________

___________________________________

Signature______________________________________ Date______________
IMPORTANT: Please sign this proxy card exactly as your name appears elsewhere on this card.

• FOLD AND DETACH HERE •

VOTE BY TELEPHONE OR INTERNET
QUICK***EASY***IMMEDIATE

YOUR VOTE IS VERY IMPORTANT TO US AND TO OUR OTHER SHAREHOLDERS
YOU MAY CAST YOUR VOTE IN ANY ONE OF THE THREE FOLLOWING WAYS:

Your control number for telephone or internet voting is located in the box in the lower right hand corner of this form.

	VOTE BY TELEPHONE			VOTE BY INTERNET			VOTE BY MAIL
	TOLL-FREE 1-800-840-1208			http://www.eproxy.com/gs
•	Use any touch-tone phone to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on April 5, 2001.	OR	•	Use the internet to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on April 5, 2001.	OR	• •	Mark, properly sign and date this proxy. Return this proxy in the accompanying envelope.

•	You will be prompted to enter the control number listed below.		•	You must enter your control number listed below.

•	Follow the simple instructions.		•	Follow the simple instructions.

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner and to the same extent as if you marked, signed and returned this proxy by mail.

IF YOU VOTE BY TELEPHONE OR INTERNET,
PLEASE DO NOT MAIL THIS PROXY.

THE GOLDMAN SACHS GROUP, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 6, 2001

2001 PROXY

The undersigned hereby appoints Henry M. Paulson, Jr., Robert J. Hurst, John A. Thain and John L. Thornton, and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all shares of Common Stock of The Goldman Sachs Group, Inc. (the “Company”) held of record by the undersigned on February 5, 2001, at the 2001 Annual Meeting of Shareholders to be held on April 6, 2001 and at any adjournment or postponement thereof. The undersigned hereby further authorizes such proxies to vote in their discretion upon such other matters as may properly come before such Annual Meeting and at any adjournment or postponement thereof. Receipt of the Notice of the 2001 Annual Meeting of Shareholders and Proxy Statement is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed by you.If you do not give any direction, this Proxy will be voted “FOR” Proposals 1 and 2, “AGAINST” Proposal 3 and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.

In order for your vote to be submitted by proxy, you must (i) properly complete the telephone or Internet voting instructions or (ii) properly complete and return this proxy in order that in either case, your vote is received no later than 5:00 p.m. New York City time on April 5, 2001. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

(continued on reverse side)

• FOLD AND DETACH HERE •

Please mark    [X]
your votes as
indicated in
this example

The Board of Directors recommends that you vote FOR proposals 1 and 2 regarding:

	FOR	WITHHELD	FOR ALL EXCEPT

1. Election of Directors:

01 Sir John Browne

02 James A. Johnson

Note: If you do not wish your shares voted “FOR” a particular nominee, mark the “FOR ALL EXCEPT” box and strike a line through that nominee’s name. Your shares will be voted for the remaining nominee.

2.	Ratification of the appointment by the Board of Directors of PricewaterhouseCoopers LLP as independent auditors for the 2001 fiscal year.

FOR	AGAINST	ABSTAIN

The Board of Directors recommends that you vote AGAINST shareholder proposal 3 regarding:

	FOR	AGAINST	ABSTAIN

3. Annual election of all Directors to the Board of Directors

I consent to future access of the Annual Reports, Proxy Statements, Prospectuses and other communications electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future shareholder meetings until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Ridgefield Park, New Jersey, and that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility.

IMPORTANT: Please sign this form exactly as your name or names appears elsewhere on this form.

HAS YOUR ADDRESS CHANGED? If it has, please indicate your new address below:

___________________________________

___________________________________

Signature______________________________________ Date______________
IMPORTANT: Please sign this form exactly as your name appears elsewhere on this form.

• FOLD AND DETACH HERE •

VOTE BY TELEPHONE OR INTERNET
QUICK *** EASY *** IMMEDIATE

YOUR VOTE IS VERY IMPORTANT TO US AND TO OUR OTHER SHAREHOLDERS
YOU MAY CAST YOUR VOTE IN ANY ONE OF THE THREE FOLLOWING WAYS:

Your control number for telephone or internet voting is located in the box in the lower right hand corner of this form.

	VOTE BY TELEPHONE			VOTE BY INTERNET			VOTE BY MAIL
	TOLL-FREE 1-800-840-1208			http://www.eproxy.com/gsf
• •	Use any touch-tone phone to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on April 4, 2001. You will be prompted to enter the control number listed below.	OR	• •	Use the internet to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on April 4, 2001. You must enter your control number listed below.	OR	• •	Mark, properly sign and date this form. Return this form in the accompanying envelope.

•	Follow the simple instructions.		•	Follow the simple instructions.

Your telephone or internet vote authorizes the named Trustee to vote your shares in the same manner and to the same extent as if you marked, signed and returned this form by mail.

IF YOU VOTE BY TELEPHONE OR INTERNET,
PLEASE DO NOT MAIL THIS FORM.

THE GOLDMAN SACHS GROUP, INC. THIS VOTING INSTRUCTION FORM IS BEING PROVIDED TO YOU ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 6, 2001

The undersigned hereby authorizes and directs State Street Bank and Trust Company, Trustee of the Goldman Sachs Stock Fund under the Goldman, Sachs & Co. Employees’ Profit Sharing Retirement Income Plan (the “Plan”), to vote in person or by proxy, all shares credited to my account as of the February 5, 2001 record date, at the 2001 Annual Meeting of Shareholders to be held on April 6, 2001, or at any adjournments or postponements thereof.

You must indicate how the shares allocated to your account are to be voted by the Trustee by checking the boxes on the reverse side of this form.Unless you otherwise indicate, your shares will be voted in the same proportion as the shares held under the Plan for which instructions are received.

Your voting instructions must be received no later than 5:00 P.M. New York City time on April 4, 2001 in order for the Trustee to vote your shares.

(continued on reverse side)

• FOLD AND DETACH HERE •

Please mark    [X]
your votes as
indicated in
this example

The Board of Directors recommends that you vote FOR proposals 1 and 2 regarding:

	FOR	WITHHELD	FOR ALL EXCEPT

1. Election of Directors:

01 Sir John Browne

02 James A. Johnson

Note: If you do not wish your shares voted “FOR” a particular nominee, mark the “FOR ALL EXCEPT” box and strike a line through that nominee’s name. Your shares will be voted for the remaining nominee.

2.	Ratification of the appointment by the Board of Directors of PricewaterhouseCoopers LLP as independent auditors for the 2001 fiscal year.

FOR	AGAINST	ABSTAIN

The Board of Directors recommends that you vote AGAINST shareholder proposal 3 regarding:

	FOR	AGAINST	ABSTAIN

3. Annual election of all Directors to the Board of Directors

THE UNDERSIGNED HEREBY CASTS HIS OR
HER VOTE IN THE PRELIMINARY VOTE OF
SHARES OF COMMON STOCK OF THE
GOLDMAN SACHS GROUP, INC.
BENEFICIALLY HELD BY THE UNDERSIGNED
AND SUBJECT TO THE SHAREHOLDERS’
AGREEMENT EXCEPT SHARES HELD
THROUGH THE GOLDMAN SACHS DEFINED
CONTRIBUTION PLAN TRUST.

HAS YOUR ADDRESS CHANGED? If it has, please indicate your new address below:

___________________________________

___________________________________

Signature______________________________________ Date______________
IMPORTANT: Please sign this form exactly as your name appears elsewhere on this form.

• FOLD AND DETACH HERE •

VOTE BY TELEPHONE OR INTERNET
QUICK *** EASY *** IMMEDIATE

YOUR VOTE IS VERY IMPORTANT TO US AND TO OUR OTHER SHAREHOLDERS
YOU MAY CAST YOUR VOTE IN ANY ONE OF THE THREE FOLLOWING WAYS:

Your control number for telephone or internet voting is located in the box in the lower right hand corner of this form.

	VOTE BY TELEPHONE			VOTE BY INTERNET			VOTE BY MAIL
	TOLL-FREE 1-800-840-1208			http://www.eproxy.com/goldman
•	Use any touch-tone phone to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on March 28, 2001.	OR	•	Use the internet to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on March 28, 2001.	OR	•	Mark, properly sign and date this ballot.

•	You will be prompted to enter the control number listed below.		•	You must enter your control number listed below.		•	Return this ballot in the accompanying envelope.

•	Follow the simple instructions.		•	Follow the simple instructions.

IF YOU VOTE BY TELEPHONE OR INTERNET,
PLEASE DO NOT MAIL THIS BALLOT.

THE GOLDMAN SACHS GROUP, INC.

BALLOT FOR THE PRELIMINARY VOTE OF SHARES OF
COMMON STOCK SUBJECT TO THE SHAREHOLDERS’
AGREEMENT, TO BE CAST IN CONNECTION WITH THE
2001 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 6, 2001

This ballot relates to the 2001 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. (the “Company”) and covers all shares of Common Stock beneficially owned by you and held at The Chase Manhattan Bank and subject to that certain Shareholders’ Agreement, dated as of May 7, 1999, to which you are a party. This ballot does not pertain to shares of Common Stock that you may beneficially own that are subject to the Shareholders’ Agreement and held in The Goldman Sachs Defined Contribution Plan Trust; any such shares are covered by a separate ballot that will be sent to you if applicable.

In order for your vote to be counted, you must (i) properly complete the telephone or Internet voting instructions or (ii) properly complete and return this form in order that in either case, your vote is received no later than 5:00 p.m. New York City time on March 28, 2001.If you sign and return this ballot but do not give any direction, your ballot will be voted “FOR” Proposals 1 and 2 and “AGAINST” Proposal 3.

(continued on reverse side)

• FOLD AND DETACH HERE •

Please mark    [X]
your votes as
indicated in
this example

The Board of Directors recommends that you vote FOR proposals 1 and 2 regarding:

	FOR	WITHHELD	FOR ALL EXCEPT

1. Election of Directors:

01 Sir John Browne

02 James A. Johnson

Note: If you do not wish your shares voted “FOR” a particular nominee, mark the “FOR ALL EXCEPT” box and strike a line through that nominee’s name. Your shares will be voted for the remaining nominee.

2.	Ratification of the appointment by the Board of Directors of PricewaterhouseCoopers LLP as independent auditors for the 2001 fiscal year.

FOR	AGAINST	ABSTAIN

The Board of Directors recommends that you vote AGAINST shareholder proposal 3 regarding:

	FOR	AGAINST	ABSTAIN

3. Annual election of all Directors to the Board of Directors

THE UNDERSIGNED HEREBY CASTS HIS OR
HER VOTE IN THE PRELIMINARY VOTE OF
SHARES OF COMMON STOCK OF THE
GOLDMAN SACHS GROUP, INC.
BENEFICIALLY HELD BY THE UNDERSIGNED
THROUGH THE GOLDMAN SACHS DEFINED
CONTRIBUTION PLAN TRUST AND SUBJECT
TO THE SHAREHOLDERS’ AGREEMENT.

HAS YOUR ADDRESS CHANGED? If it has, please indicate your new address below:

___________________________________

___________________________________

Signature______________________________________ Date______________
IMPORTANT: Please sign this form exactly as your name appears elsewhere on this form.

• FOLD AND DETACH HERE •

VOTE BY TELEPHONE OR INTERNET
QUICK***EASY***IMMEDIATE

YOUR VOTE IS VERY IMPORTANT TO US AND TO OUR OTHER SHAREHOLDERS
YOU MAY CAST YOUR VOTE IN ANY ONE OF THE THREE FOLLOWING WAYS:

Your control number for telephone or internet voting is located in the box in the lower right hand corner of this form.

	VOTE BY TELEPHONE			VOTE BY INTERNET			VOTE BY MAIL
	TOLL-FREE 1-800-840-1208			http://www.eproxy.com/dcp
• •	Use any touch-tone phone to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on March 28, 2001. You will be prompted to enter the control number listed below.	OR	• •	Use the internet to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on March 28, 2001. You must enter your control number listed below.	OR	• •	Mark, properly sign and date this ballot. Return this ballot in the accompanying envelope.

•	Follow the simple instructions.		•	Follow the simple instructions.

IF YOU VOTE BY TELEPHONE OR INTERNET,
PLEASE DO NOT MAIL THIS BALLOT.

THE GOLDMAN SACHS GROUP, INC.

BALLOT FOR THE PRELIMINARY VOTE OF SHARES OF COMMON
STOCK HELD BY THE DCP TRUST AND SUBJECT TO THE
SHAREHOLDERS’ AGREEMENT, TO BE CAST IN CONNECTION
WITH THE 2001 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 6, 2001

This ballot relates to the 2001 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. (the
“Company”) and covers all shares of Common Stock that you beneficially own and which are held by The
Goldman Sachs Defined Contribution Plan Trust and subject to that certain Shareholders’ Agreement, dated as of May 7, 1999, to which you are a party. This ballot does not pertain to shares of Common Stock that you may beneficially own that are subject to the Shareholders’ Agreement but that are not held in The
Goldman Sachs Defined Contribution Plan Trust; any such shares are covered by a separate ballot that will be sent to you if applicable.

In order for your vote to be counted, you must (i) properly complete the telephone or Internet voting instructions or (ii) properly complete and return this form in order that in either case, your vote is received no later than 5:00 p.m. New York City time on March 28, 2001. If you sign and return this ballot but do not give any direction, your ballot will be voted “FOR” Proposals 1 and 2 and “AGAINST”
Proposal 3.

(continued on reverse side)

• FOLD AND DETACH HERE •

E-MAIL FROM JAMES McHUGH TO CURRENT MANAGING DIRECTORS

          As you know, each Managing Director is a party to the Shareholders' Agreement, which contains provisions with respect to voting certain shares of GS common stock (“Covered Shares”) acquired by the Managing Directors from the firm. Covered Shares include GS shares acquired in exchange for partnership interests as part of the IPO and GS shares acquired as a result of the IPO award or as compensation (including shares converted from restricted stock units and shares held in the Defined Contribution Plan), but do not include GS shares purchased by the Managing Directors in the secondary market or held through the Retirement Plan.

          Covered Shares owned by Managing Directors are eligible to be voted by ballot in a preliminary vote to be held prior to the GS Annual Shareholders' Meeting (which meeting is scheduled to be held on April 6, 2001). Each Managing Director who held eligible Covered Shares on February 5, 2001 (the record date) will receive at his or her office proxy material, including instructions on how to participate in the preliminary vote by mail, internet or telephone; we anticipate sending this material on or about February 22. If you wish us to send an additional set of this material to you at another address (e.g., your home), please let us know as soon as possible. If you are entitled to participate in the preliminary vote and have not received your proxy material by March 1, 2001, please contact Laurie Steinfeld in the New York Legal Department (212-855-9731).

          The preliminary vote will close on March 28th at 5:00 p.m.; any votes received after that time will not be counted in the preliminary vote. All Covered Shares—whether or not voted in the preliminary vote—will be voted at the Annual Shareholders’ Meeting in accordance with the results of the preliminary vote. If a Managing Director owns Covered Shares through the Defined Contribution Plan as well as directly, he or she will receive with the proxy material a separate ballot with respect to the voting of those shares in the preliminary vote. Covered Shares that have been transferred by a Managing Director to a U.S. estate planning vehicle will not participate in the preliminary vote, but will be voted at the Annual Shareholders’ Meeting in accordance with the results of the preliminary vote.

          If a Managing Director owned, on the record date, GS shares that are not Covered Shares, including shares held by private foundations, purchased in the open market or held through the Retirement Plan, he or she will not vote those shares in the preliminary vote but will be eligible to vote them at the Annual Shareholders’ Meeting. Proxy material with respect to such shares will be sent separately. Restricted stock units and options are not voting shares, and accordingly are not voted in the preliminary vote or at the annual meeting.

          As indicated above, Managing Directors may therefore receive more than one set of proxy material relating to the voting of their GS shares in the preliminary vote or at the Annual Shareholders’ Meeting, depending on where and how their shares are held and whether the shares are Covered Shares. The instructions in the proxy material should make it clear how such shares may be voted but, if you have any questions upon receiving the material in late February, please do not hesitate to call either Beverly O’Toole at 212-357-1584 or me at 212-902-5738.

E-MAIL TO EMPLOYEE SHAREHOLDERS

The Goldman Sachs Group, Inc. is introducing VoteDirect, an electronic distribution and proxy voting service, for all GS employee shareholders who (i) hold GS stock at Mellon Investor Services LLC that (a) is owned through the Retirement Plan’s stock fund or (b) was delivered under equity-based awards, and (ii) are entitled to vote these shares of GS stock at the Annual Meeting of Shareholders to be held on April 6, 2001. Several weeks from now, such employee shareholders will receive, via e-mail, a link to the proxy statement and annual report with instructions on how to vote their shares electronically. They will have the option at the time of the electronic mailing to request a paper copy of the proxy statement and proxy card if they prefer. The firm will be distributing paper copies of the annual report to all employees.

Managing Directors who are parties to the Shareholders’ Agreement are subject to different arrangements that will be communicated separately.

Each shareholder’s vote is very important to us, so if you are an employee shareholder and your e-mail address changes between now and the proxy mailing date (which is expected to be on or about February 22, 2001), please make sure that the GS Directory is updated by filing a Directory Change Notice as soon as possible.

The Goldman Sachs Group, Inc.
85 Broad Street
New York, New York 10004

Notice of Preliminary Vote in Connection with the
2001 Annual Meeting of Shareholders

February 22, 2001

          In accordance with the terms of the Shareholders’ Agreement, dated May 7, 1999, among The Goldman Sachs Group, Inc. (“Goldman Sachs”) and the Covered Persons listed on Appendix A thereto, a preliminary vote concerning the matters to be voted upon at the 2001 Annual Meeting of Shareholders of Goldman Sachs will be concluded on Wednesday, March 28, 2001 at 5:00 p.m., New York City time.

          The record date for the determination of shareholders entitled to vote in the preliminary vote, or any adjournments or postponements thereof, was the close of business on February 5, 2001. Additional information regarding the matters to be acted upon at the Annual Meeting with respect to which this preliminary vote is being conducted can be found in the accompanying Proxy Statement.

          You should note that, pursuant to the terms of the Shareholders’ Agreement, there are certain shares, including shares that are owned by U.S. estate planning vehicles, that are not entitled to vote in the preliminary vote but that are voted at the Annual Meeting in accordance with a majority of the votes cast on the matter in question by the shares that are entitled to vote and do vote in the preliminary vote. Accordingly, only the shares that you own that are entitled to vote in the preliminary vote are covered by the ballot in the enclosed envelope.

The Shareholders’ Committee Under the Shareholders’ Agreement

New York, New York

PLEASE MARK, SIGN, DATE AND RETURN YOUR BALLOT IN THE ENCLOSED
ENVELOPE OR SUBMIT YOUR VOTE BY PHONE OR THE INTERNET

M E M O R A N D U M

TO:                  [Name of Trustee/Director]

CC:                  [Name]

FROM:            James B. McHugh
                         Beverly L. O’Toole

DATE:             February 22, 2001

RE:                  Preliminary Vote under the Shareholders’ Agreement

          The GS shares that are owned by [entity] and were originally acquired by [name] from GS are entitled to vote in the preliminary vote under the Shareholders’ Agreement. The attached ballot covers such shares owned by this entity, and the ballot and other proxy material are being sent to you as [director of the corporation] entitled to vote on behalf of such entity. We have copied [name] on this memorandum so that you can coordinate with him to ensure that the shares are voted.

          If you have any questions, please do not hesitate to call either of us (Jim at 212-902-5738 and Beverly at 212-357-1584).

M E M O R A N D U M

TO:                  [Name]

FROM:            James B. McHugh
                         Beverly L. O’Toole

DATE:             February 16, 2001

RE:                  Voting on Matters at the 2001 Annual Meeting of Shareholders

As you know, pursuant to the Shareholders’ Agreement, to which you are a party, the shares of common stock of The Goldman Sachs Group, Inc. that you own as of February 5, 2001 and that are subject to the Shareholders’ Agreement (i.e., any GS shares that were acquired in exchange for your partnership interests as part of the IPO and any GS shares acquired as a result of the IPO award or as compensation, including shares converted from restricted stock units but not including any shares you may have purchased on the secondary market, that you may hold through the Retirement Plan or that your private foundation may own) (“Covered Shares”) are not entitled to be voted in the Preliminary Vote as described in the Shareholders’ Agreement (in which current GS Managing Directors participate) but shall be voted at the annual meeting of shareholders in accordance with the results of the Preliminary Vote. Accordingly, although you will receive at your address recorded on the custodian’s books a proxy statement and annual report, you will not receive a ballot or proxy card to vote your Covered Shares.

If you owned as of February 5, 2001, the record date, any GS shares that are not Covered Shares (i.e., shares purchased in the secondary market, held through the Retirement Plan or owned by your private foundation), you will be eligible to vote such shares at the annual meeting and you will receive a separate set of materials that includes a proxy card or voting instruction form that will allow you to vote such shares by mail, internet or telephone.

If you have any questions, please do not hesitate to contact either of us (Jim at 212-902-5738 and Beverly at 212-357-1584).

M E M O R A N D U M

TO:                  [Name]

FROM:            James B. McHugh
                         Beverly L. O’Toole

DATE:             February 12, 2001

RE:                  Preliminary Vote under the Shareholders’ Agreement

          You should have received last Friday an e-mail setting out the procedures for the preliminary vote under the Shareholders’ Agreement. As you may recall, as part of the IPO, you received [ ] GS shares (the “Excluded Shares”) that are not subject to the PLP transfer restrictions and also are not subject to the Shareholders’ Agreement. Accordingly, you will shortly be receiving separate proxy material with respect to the Excluded Shares, and you may vote those shares as part of the annual shareholders’ meeting process (rather than as part of the preliminary vote). The remaining GS shares you received as part of the IPO are subject to the Shareholders’ Agreement and may be voted in the preliminary vote.

          If you have any questions, please do not hesitate to call either of us (Jim at 212-902-5738 and Beverly at 212-357-1584).

E-MAIL FROM MELLON INVESTOR SERVICES TO GOLDMAN
SACHS EMPLOYEE SHAREHOLDERS

Dear Goldman Sachs Group, Inc. Employee Shareholder,

The 2001 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. will be held on April 6, 2001. This e-mail notification contains the link to the proxy materials and the unique Control Number that you will need to connect to the internet voting site.

Your vote is important to us so please vote at your earliest convenience.

Your control number is: XXXXXXXXXXX

You can connect to the electronic voting site at:
http://www.eproxy.com/gs

There is a link from the voting site to the Annual Report and Proxy Statement. However, you may view these documents without going to the electronic voting site at:

Annual Report
http://www.gs.com/about/annual-reports

Proxy Statement
http://www.gs.com/shareholders-docs/filings/2001proxy/2001proxy.pdf

If you would like to receive a hard copy of the Proxy Statement and/or voting forms, please send an e-mail to gspi@mellon-investor.com and such documents will be sent to you at the address we have on file for you. A hard copy of the Annual Report is being distributed already by The Goldman Sachs Group, Inc. to all employees.

Thank you,
Mellon Investor Services